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                                                                Exhibit 99.B-5.2

[ING LOGO]

ING FLEXIBLE INCOME                         ING LIFE INSURANCE AND ANNUITY
Customer Information Form                   151 Farmington Avenue
                                            Hartford, CT 06156-0005
                                            Telephone: 1-800-238-6273
                                            Fax: 1-800-435-5366

ING LIFE INSURANCE AND ANNUITY COMPANY WILL BE DEFINED AS "THE COMPANY", "ILIAC", "WE", "US", OR "OUR" IN THIS DOCUMENT.

TYPE OF CONTRACT

/ / INTERNAL FUNDS
/ / EXTERNAL FUNDS

IF BENEFICIARY IS ELECTING AN OPTION, ATTACH A CERTIFIED COPY OF DEATH CERTIFICATE.
IF YOU HAVE A PO BOX, U.S. TAX LAWS ALSO REQUIRE A STREET ADDRESS TO BE
INDICATED.
FOR TDA ONLY, ENTER DATE OF INITIAL ENROLLMENT

/ / 457 Governmental
/ / 457 non-profit
/ / Non-Qualified Annuity
/ / 408(b) IRA
/ / 401(a) Qualified Plan
/ / 403(b)
/ / Corporate Non-Qualified Deferred Compensation

(MUST BE COMPLETED IF 401(a) QUALIFIED PLAN OR               Retirement Date
403(b) IS INDICATED.)
Subject to ERISA  / / Yes  / / No

CONTRACT HOLDER INFORMATION (CONTRACT HOLDER WILL BE PAYEE UNLESS OTHERWISE REQUESTED; THIS INFORMATION WILL BE USED FOR TAX REPORTING; CHANGES TO SOCIAL SECURITY NO. OR DATE OF BIRTH MUST BE INITIALED.)

________________________________________________________________________________
Name (LAST, FIRST, MIDDLE INITIAL)                 Social Security No.

________________________________________________________________________________
Address (NO. & STREET)                             E-Mail Address

________________________________________________________________________________
City/Town                                 State    Zip Code

___________________________________________________________________ / / M  / / F
Telephone No.  Home          Work         Date of Birth (MM/DD/YYYY)     Gender

________________________________________________________________________________
Are you associated with a National Association of Securities Dealer Firm?
/ / Yes / / No (IF YES, PLEASE SPECIFY)

ANNUITANT (IF DIFFERENT FROM CONTRACT HOLDER. IF AN IRA OR 403(b), ANNUITANT AND CONTRACT HOLDER MUST BE THE SAME PERSON)

________________________________________________________________________________
Name (LAST, FIRST, MIDDLE INITIAL)                 Social Security No.

________________________________________________________________________________
Address (NO. & STREET)

________________________________________________________________________________
City/Town                                 State    Zip Code

___________________________________________________________________ / / M  / / F
Telephone No.  Home          Work         Date of Birth (MM/DD/YYYY)     Gender

JOINT ANNUITANT (JOINT LIFETIME OPTION ONLY)

________________________________________________________________________________
Name (LAST, FIRST, MIDDLE INITIAL)                 Social Security No.

___________________________________________________________________ / / M  / / F
Relationship to Annuitant                 Date of Birth (MM/DD/YYYY)     Gender

PREMIUM AMOUNT

/ / Full Annuitization
/ / Partial Annuitization (indicate amount here)  $______________

OUTSTANDING LOANS, IF APPLICABLE

/ / Cancel Loan*      / / Continue to Repay Loan Obligation
*Note: Canceling your loan obligation will result in federal income tax consequences.

ANNUITY OPTIONS
(ONLY ONE OPTION MAY BE ELECTED)
(COMPLETE THE TYPE OF ANNUITY AND SELECT AN ANNUITY OPTION; FOR AN IRA, 401, 403(b) OR 457 GOVERNMENTAL CONTRACT, THE ANNUITY OPTION ELECTION MUST COMPLY WITH IRC 401(a)(9); IF SUBJECT TO ERISA A JOINT LIFETIME OPTION MUST BE ELECTED, UNLESS SPOUSAL CONSENT IS PROVIDED.)

NON-LIFETIME OPTION
/ / A. Period Certain of _____ (5-50 Years)**
                               (7-50 Years in
                               OR and PA)

SINGLE LIFETIME OPTIONS*
/ / B. Single Life Only
/ / C. Single Life with Guarantee of _____ (5-50 yrs.)**

JOINT LIFETIME OPTIONS*
/ / D. Joint & 100% Survivor
/ / E. Joint & 100% Survivor with Guarantee of _____ (5-50 Years)** / / F. Joint & 66 2/3% Survivor
/ / G. Joint & 50% Survivor
/ / H. Joint & 50% Contingent Survivor

*WITH ALL LIFE ANNUITY OPTIONS, SATISFACTORY EVIDENCE OF DATE OF BIRTH OF THE ANNUITANT (AND JOINT ANNUITANT) MUST BE PROVIDED. A COPY OF THE BIRTH CERTIFICATE OR VALID DRIVERS LICENSE IS ACCEPTABLE. IF THE BIRTH CERTIFICATE OR VALID DRIVERS LICENSE IS NOT AVAILABLE, WE WILL ACCEPT COPIES OF TWO FEDERALLY RECOGNIZED FORMS OF IDENTIFICATION WITH DATES OF BIRTH.

**GUARANTEE PERIODS CANNOT EXCEED LIFE EXPECTANCY FOR QUALIFIED CONTRACT.

                                             Form No. 300 SPIA Info Form (10/03)
                                                    Incomplete without all pages

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PAYMENT OPTIONS

/ / Fixed Only          / / Variable Only
/ / Combination Variable/Fixed (INDICATE ALLOCATION BELOW)

FIXED PAYMENTS  _____ %
(IDENTIFY THE % OF PREMIUM FROM 0% - 100% , WHOLE PERCENTAGE POINTS)
NOTE: WITHDRAWAL PRIVILEGES ARE NOT AVAILABLE TO NON-PROFIT 457(f) CONTRACTS AND MAY BE SUBJECT TO DEFERRED SALES CHARGES

FIXED PAYMENT OPTIONAL FEATURES: (CHOOSE ONLY ONE)
  / / Withdrawal Privileges (Available with ANNUITY OPTIONS  A, C or E ABOVE)
  / / Cash Refund  - must have 100% Fixed Payment (AVAILABLE WITH LIFE ONLY
      OPTIONS - ANNUITY OPTIONS B AND D ABOVE)
  / / Increasing Annuity  - must have 100% Fixed payment (AVAILABLE WITH ANNUITY
      OPTIONS A, B, C, D OR E ABOVE)

         Annual Increase of (choose one):  / / 1%  / / 2% or / / 3%

VARIABLE PAYMENTS  _____%

IDENTIFY THE % OF PREMIUM FROM 0% - 100% , WHOLE PERCENTAGE POINTS. ASSUMED ANNUAL NET RETURN RATE 3.5% WILL BE ASSUMED IF NO ELECTION IS MADE.

/ / 3.5%  / / 5 % (FOR CONTRACTS WITH THE GUARANTEE MINIMUM INCOME FEATURE
 (GMIF - ONLY 3.5% ALLOWED)


Note:

USE WHOLE PERCENTAGES ONLY AND TOTAL SHOULD EQUAL THE PERCENTAGE FOR VARIABLE PAYMENTS.

May select up to 18.

* Only these Funds are available if the GMIF option is elected.

For Combination Contracts please be sure to complete the percentage calculation by including your Allocated Fixed Payment percentage as well as your Allocated Variable Payment to Total 100% Allocated premiums.


The Guarantee Minimum Income Feature (GMIF) guarantees that your variable payment will never be less than 90% of your initial payment (as shown in your Contract) for the first 5 years.

Withdrawal rights are an available option under the GMIF.

Note: Withdrawal Privileges are not available to non-profit 457 Contracts and may be subject to Deferred Sales Charges.

INVESTMENT OPTIONS AND FUND CODES: Use only whole percentages

USE WHOLE PERCENTAGES ONLY.

GLOBAL / INTERNATIONAL
_____ % [438] ING MFS Global Growth Portfolio - Service Class
_____ % [104] ING JPMorgan Fleming International Portfolio - Initial Class
_____ % [055] ING VP International Equity Portfolio - Class R
_____ % [228] ING VP International Value Portfolio - Class R
_____ % [123] Janus Aspen Series Worldwide Growth Portfolio -
              Institutional Shares
_____ % [097] Oppenheimer Global Securities Fund/VA

AGGRESSIVE GROWTH
_____ % [076] AIM V.I.Capital Appreciation Fund - Series I Shares
_____ % [073] FTVIP Franklin Small Cap Value Securities Fund - Class 2
_____ % [258] ING Alger Aggressive Growth Portfolio - Service Class
_____ % [440] ING American Century Small Cap Value Portfolio - Service Class
_____ % [436] ING Baron Small Cap Growth Portfolio - Service Class
_____ % [106] ING Salomon Brothers Aggressive Growth Portfolio -Initial Class
_____ % [053] ING VP Index Plus MidCap Portfolio - Class R
_____ % [052] ING VP Index Plus SmallCap Portfolio - Class R
_____ % [042] ING VP Small Company Portfolio - Class R
_____ % [075] Lord Abbett Mid-Cap Value Portfolio
_____ % [074] Pioneer Mid Cap ValueVCT Portfolio - Class I

GROWTH
_____ % [133] Fidelity(R) VIP Contrafund(R) Portfolio - Initial Class
_____ % [109] Fidelity(R) VIP Growth Portfolio - Initial Class
_____ % [257] ING Alger Growth Portfolio - Service Class
_____ % [260] ING Goldman Sachs(R) Capital Growth Portfolio - Service Class
_____ % [435] ING JPMorgan Mid Cap Value Portfolio - Service Class
_____ % [100] ING MFS Capital Opportunities Portfolio - Initial Class
_____ % [264] ING Salomon Brothers Fundamental Value Portfolio - Service Class
_____ % [111] ING T. Rowe Price Growth Equity Portfolio - Initial Class
_____ % [040] ING VP Growth Portfolio - Class R
_____ % [461] ING VP MagnaCap Portfolio - Class R
_____ % [041] ING VP Value Opportunity Portfolio - Class R
_____ % [117] Janus Aspen Series Growth Portfolio - Institutional Shares

GROWTH AND INCOME (STOCKS)
_____ % [079] AIM V.I. Core Equity Fund - Series I Shares*
_____ % [108] Fidelity(R) VIP Equity-Income Portfolio - Initial Class*
_____ % [225] Pioneer Equity Income VCT Portfolio - Class *
_____ % [262] ING DSI Enhanced Index Portfolio - Service Class*
_____ % [105] ING MFS Research Portfolio - Initial Class*
_____ % [263] ING Salomon Brothers Investors Value Portfolio - Service Class*
_____ % [226] Lord Abbett Growth and Income Portfolio*
_____ % [437] ING Van Kampen Comstock Portfolio - Service Class*
_____ % [001] ING VP Growth and Income Portfolio - Class R*
_____ % [035] ING VP Index Plus LargeCap Portfolio - Class R*
_____ % [224] Pioneer Fund VCT Portfolio - Class I*

GROWTH AND INCOME (STOCKS AND BONDS)
_____ % [101] Calvert Social Balanced Portfolio*
_____ % [259] ING OpCap Balanced ValuePortfolio - Service Class*
_____ % [008] ING VP Balanced Portfolio, Inc. - Class R*
_____ % [124] Janus Aspen Series Balanced Portfolio - Institutional Shares*

ASSET ALLOCATIONS
_____ % [261] ING UBS Tactical Asset Allocation Portfolio - Service Class*
_____ % [032] ING VP Strategic Allocation Balanced Portfolio - Class R*
_____ % [031] ING VP Strategic Allocation Growth Portfolio - Class R*
_____ % [033] ING VP Strategic Allocation Income Portfolio - Class R*

INCOME
_____ % [439] ING PIMCO Total Return Portfolio - Service Class*
_____ % [004] ING VP Bond Portfolio - Class R*
_____ % [118] Janus Aspen Series Flexible Income Portfolio -
              Institutional Shares*
_____ % [098] Oppenheimer Strategic Bond Fund/VA*

STABILITY OF PRINCIPAL
_____ % [003] ING VP Money Market Portfolio - Class R*

VARIABLE PAYMENT OPTIONAL FEATURES:
/ / Withdrawal Privileges
    (Available with Annuity Options A, C or E as noted on page 1)

/ / Guaranteed Minimum Income Feature (GMIF). (Not available in WA)
      This feature requires that you select
      -   A Lifetime Payment Option or a Non-Lifetime Option of 15 or more years
      -   100% variable payments
      -   3.5% assumed annual net return

BENEFICIARY(IES) Unless directed otherwise, we will pay any death benefit in equal shares to the Primary Beneficiary(ies) named or to all living members of a class (E.G., CHILDREN). If no Primary Beneficiary is living, payment will be made in equal shares to the Contingent Beneficiary(ies). If more than three (3) Beneficiaries, please attach a separate sheet with a signature.

                    COMPLETE LEGAL NAME   DATE OF BIRTH   RELATIONSHIP   SOCIAL SECURITY NO.   %
--------------------------------------------------------------------------------------------------
/ / Primary

/ / Primary
/ / Contingent

/ / Primary
/ / Contingent

If subject to ERISA, a Spouse must be the Primary Beneficiary for at least 50%, unless spousal consent is provided.

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INTERNAL ROLLOVERS

Reason for Disbursement from Accumulation Contract:
/ / Age 59 1/2
/ / Separation from Service
/ / Death
/ / Other _______________________________

REPLACEMENT INFORMATION

Will this Contract change or replace any existing Life Insurance or Annuity
Contract(s)                                                      / / Yes  / / No
(IF YES, PROVIDE CARRIER NAME AND ACCOUNT NUMBER.)
  / / ILIAC  / / Other Carrier__________   Account No._____________

For an ILIAC Annuity replacement only: I have received annuity option proposals for both the original and new Contracts and understand the differences.
                                                                 / / Yes  / / No

PAYMENT INFORMATION
CHECK BOX FOR TYPE OF PAYMENT.

THE FIRST PAYMENT(S) WILL BE MAILED TO YOUR RESIDENT ADDRESS UNTIL EFT BECOMES EFFECTIVE (NORMALLY 3-6 WEEKS).

Payment Frequency
/ / Monthly (DEFAULT)
/ / Quarterly
/ / Semi-annually
/ / Annually

The Settlement Effective Date will be the date this       FIRST PAYMENT DUE DATE
request is received in good order by our Payout Service
Unit. The first check will be due 1 mode after the        ____________
Effective Date. The rate used to determine payment amounts will be the rates in effect on the Effective
Date of this settlement. A future first payment due date may be requested provided the date is at least 10 business days and no more than 365 calendar days after the date this request is received in good order at our Payout Service Unit. The Effective Date will be 10 business days prior to any future first payment due date requested.

/ / EFT (ELECTRONIC FUNDS TRANSFER) COMPLETE INFORMATION FOR EFT BELOW. / / Check (DEFAULT)

Bank Name and Address (NO. & STREET, CITY/TOWN, STATE, ZIP CODE)

Bank Routing No.     Bank Account No.     Type of Account (PLEASE ATTACH VOIDED CHECK OR DEPOSIT SLIP)
                                                           / / Checking   / / Savings

ANTI-FRAUD STATEMENT

THIS PROVISION IS NOT APPLICABLE IN THE STATE OF NEW YORK.

Certain states require the following statement: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

TAX WITHHOLDING (SUBSTITUTE W-4P)
COMPLETE ONLY IF U.S. RESIDENT ADDRESS AND THE CHECK IS PAYABLE TO PARTICIPANT, UNLESS THE INCOME IS PAID FROM A NONGOVERNMENTAL 457 DEFERRED COMPENSATION PLAN OR OTHER NONQUALIFIED PLAN.

Even if you decide not to have Federal/State Income Tax Withheld, you are still liable for payment of Federal/State Income Tax on the taxable portion of this payment. You may be subject to tax penalties under the Estimated Tax Payment Rules if your payments of estimated tax and withholding, if any, are not sufficient to cover your tax liability.

FEDERAL WITHHOLDING

Complete the following applicable lines:

/ / I do not want Federal Income Tax withheld from this payment (AVAILABLE ONLY
    FOR PAYMENTS TO AN INDIVIDUAL).

If Federal Income Tax is to be withheld, please complete the following:

Total number of allowances and marital status you wish to claim for withholding from each periodic pension or annuity payment _______________

Marital Status:  / / Single   / / Married   / / Married, but withhold at higher
                                                Single Rate

You may also request that an additional amount be withheld from each payment. Please specify the additional amount to be withheld: $___________ (NOTE THAT YOU CANNOT ENTER AN AMOUNT HERE WITHOUT ENTERING A NUMBER (INCLUDING ZERO) OF ALLOWANCES ABOVE)

    DEFAULT: IF NO ELECTION IS MADE, FEDERAL INCOME TAX WITHHOLDING WILL OCCUR AT A RATE EQUAL TO AN ELECTION OF MARRIED WITH THREE ALLOWANCES.

STATE WITHHOLDING (PLEASE REFER TO THE STATE INCOME TAX WITHHOLDING NOTIFICATION PAGE OF THIS FORM)

My residence state for tax purposes is: _________________
(PLEASE COMPLETE THE ATTACHED STATE INCOME TAX WITHHOLDING NOTIFICATION FORM IF APPLICABLE)

If any part of this payment is exempt from mandatory State Income Tax
Withholding:

/ / I want State Income Tax withheld from this payment (PLEASE COMPLETE AND SUBMIT YOUR STATE OF RESIDENCE'S APPLICABLE STATE INCOME TAX
     WITHHOLDING FORM).

/ /  I do not want State Income Tax withheld from this payment.

         DEFAULT: IF NO ELECTION IS MADE, STATE INCOME TAX WITHHOLDING WILL OCCUR, IF APPLICABLE.

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IRS FORM W-4 WITHHOLDING ELECTION

PLEASE USE IRS FORM W-4 FOR INCOME PAID FROM 457 NON-GOVERNMENTAL DEFERRED COMPENSATION PLAN SPONSORED BY A TAX-EXEMPT ENTITY OR FOR ANY OTHER NONQUALIFIED PLAN.

(COMPLETE EITHER 1 OR 2):
1.  Marital status:  / / Single   / / Married   / / Married, but withhold at
                                                    higher single rate
    (NOTE: IF MARRIED, BUT LEGALLY SEPARATED, OR SPOUSE IS A NONRESIDENT ALIEN, CHECK THE SINGLE BOX.)
    Total number of allowances you are claiming: _____ (IF MORE THAN 10 ALLOWANCES ARE CLAIMED, YOU MUST ATTACH AN IRS FORM W-4, WHICH ILIAC IS REQUIRED TO FILE WITH THE IRS.)
    Additional amount, if any, you want deducted from each payment $ ___________
2. I claim exemption from withholding and I certify that I meet ALL of the following conditions for exemption:
    / / Last year I had a right to a refund of ALL Federal Income Tax withheld because I had NO tax liability;
    / / Last year I expect a refund of ALL Federal Income Tax withheld because I expect to have NO tax liability; AND
    / / This year if my income exceeds $500 and includes non-wage income, another person cannot claim me as a dependent.

If you meet all of the above conditions, enter the year effective and "EXEMPT" here:
        ________________  Year: _______

Are you a full-time student (NOTE: FULL-TIME STUDENTS ARE NOT AUTOMATICALLY EXEMPT)?
/ / Yes  / / No

Under penalty of perjury, I certify that I am entitled to the number of withholding allowances claimed on this certificate or entitled to claim exempt status.

Unless a state withholding election is made, you will be deemed to have made the same election as for federal withholding. You have the right to submit a State Withholding Certificate Form to specify State Tax Withholding.

YOUR ACKNOWLEDGEMENT
FOR INTERNAL ROLLOVERS ONLY:
- I authorize ILIAC to transfer to this Contract, the balance of my account(s) noted in the Replacement Information Section.
FOR ROLLOVERS FOR TDA AND PENSION PARTICIPANTS:
- I certify that this information is correct and complete and, under penalty of perjury, the Social Security Number(s) shown on this form is/are correct.
- I understand that when based on the investment experience of a Separate Account, all payments and contract values are variable and are not guaranteed as to fixed dollar amount, and I have received a current prospectus.
- If I have elected EFT, I authorize ILIAC to deposit my payments by EFT to my bank account.
- If payments are directed to a bank account, I authorize and direct the bank to refund to the Company and charge to my account the amount of any payments made to the bank for any due date after my death.
-   I have received a current prospectus
- I understand the following individual(s)/organization(s) will receive compensation as the result of my purchase (TO BE COMPLETED BY AGENT).

__________________________/_________________________/___________________________
    / / Please send me a Statement of Additional Information.
    / / The Company (ING LIFE INSURANCE AND ANNUITY COMPANY) may hold my application and Purchase Payment if it cannot accept my application within five (5) business days after receiving it at its Hartford Service Center.
    / / I, the Payee, have received the Special Tax Notice and waive the 30-day requirement.

__________________________________________________________________________________________________
Contract Holder's Signature                City/Town, State where signed       Date (MM/DD/YYYY)

__________________________________________________________________________________________________
Payee's Signature                                                              Date (MM/DD/YYYY)

REGISTERED REPRESENTATIVE
Do you have any reason to believe any existing Insurance and/or Annuity Contracts will be modified or replaced if this Contract is issued?
                                                                 / / Yes  / / No

__________________________________________________________________________________________________
Broker/Dealer Firm (PLEASE PRINT)          Representative's Name (PRINT)       Social Security No.

__________________________________________________________________________________________________
Agency/Agent Code                                                              State License No.

__________________________________________________________________________________________________
Registered Representative's Signature      DATE (mm/dd/yyyy)                   Telephone No.

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